Exhibit 5.1

Donald J. Riccitelli Corporate Counsel and Assistant Secretary

1000 Stanley Drive, New Britain, CT 06053
T (860) 827-3989 F (860) 827-3911

May 17, 2017

Stanley Black & Decker, Inc.

1000 Stanley Drive

New Britain, Connecticut 06053

Ladies and Gentlemen:

I am Corporate Counsel to Stanley Black & Decker, Inc. (formerly, The Stanley Works), a Connecticut corporation (the “Company”), and have represented the Company in connection with the underwriting agreement, dated May 11, 2017 (the “Underwriting Agreement”), among the Company and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC and Wells Fargo Securities LLC, as representatives of the several Underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of 7,500,000 Equity Units (the “Equity Units”), including 750,000 Equity Units pursuant to the option granted to the Underwriters to cover over-allotments, each Equity Unit consisting of (i) a Common Stock Purchase Contract (each a “Purchase Contract” and, collectively, the “Purchase Contracts”) to be issued under the Purchase Contract and Pledge Agreement, dated as of the date hereof (the “Purchase Contract Agreement”), by and among the Company, The Bank of New York Mellon Trust Company, N.A., as Purchase Contract Agent (the “Purchase Contract Agent”), and HSBC Bank USA, National Association, as Collateral Agent, Custodial Agent and Securities Intermediary, and (ii) a 10% undivided beneficial interest in one share of 0% Series C Cumulative Perpetual Convertible Preferred Stock, no par value and liquidation preference $1,000 per share, of the Company (the “Convertible Preferred Securities”), convertible into shares of the Company’s common stock, par value $2.50 per share (“Common Stock”).

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions set forth herein, I have examined and relied upon originals or copies of the following:

(a)    the registration statement on Form S-3 (File No. 333-207522) of the Company relating to equity securities and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) on October 20, 2015 under the “Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement including the Incorporated Documents (as defined below) being hereinafter referred to as the “Registration Statement”);

Stanley Black & Decker, Inc.

May 17, 2017

(b)    the prospectus, dated October 19, 2015 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c)    the preliminary prospectus supplement, dated May 11, 2017 (together with the Base Prospectus and the Incorporated Documents (as defined below) the “Preliminary Prospectus”), relating to the Equity Units, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d)    the final prospectus supplement, dated May 11, 2017, (the “Prospectus Supplement” and, together with the Base Prospectus and the Incorporated Documents, the “Prospectus”), relating to the Equity Units, in the form filed by the Company pursuant to Rule 424(b) of the Rules and Regulations;

(e)    an executed copy of the Underwriting Agreement;

(f)    an executed copy of the Certificate of Amendment to the Company’s Restated Certificate of Incorporation, dated as of May 17, 2017, creating, among other things, the Convertible Preferred Securities, filed with the Secretary of the State of the State of Connecticut;

(g)    an executed copy of the Purchase Contract Agreement;

(h)    the global certificates evidencing the Equity Units registered in the name of Cede & Co. (the “Global Certificates”) executed by the Company and delivered to the Purchase Contract Agent for authentication and delivery;

(i)    the Restated Certificate of Incorporation of the Company, including all amendments as in effect at the date hereof and at all dates relevant to this opinion;

(j)    the Revised Amended & Restated ByLaws of the Company, including all amendments as in effect at all dates relevant to this opinion; and

(k)    certain resolutions of the Board of Directors of the Company, adopted April 25, 2007, October 28, 2010, October 13, 2011 and December 2, 2016, and certain resolutions of the sole member of the Special Securities Committee thereof, dated May 11, 2017 and May 17, 2017.

I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

Stanley Black & Decker, Inc.

May 17, 2017

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such copies. In making my examination of executed documents, I have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

My opinions set forth herein are limited to those laws of the State of Connecticut that, in my experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined-on-Law”). I do not express any opinion with respect to the law of any jurisdiction other than Opined-on-law or as to the effect of any such non-Opined-on-Law on the opinions herein stated.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

1.    The Global Certificates have been duly authorized by all requisite corporate action on the part of the Company.

2.    The shares of Common Stock issuable upon settlement of the Purchase Contracts have been duly authorized by all requisite corporate action on the part of the Company and, when issued in accordance with the terms of the Purchase Contract Agreement, will be validly issued, fully paid and nonassessable.

3.    The shares of Common Stock initially issuable upon conversion of the Convertible Preferred Interests have been duly authorized by all requisite corporate action on the part of the Company and, when issued upon conversion of the Convertible Preferred Interests in accordance with the Certificate of Amendment, will be validly issued, fully paid and nonassessable.

I hereby consent to the reference to my name under the heading “Legal Matters” in the Preliminary Prospectus and the Prospectus. In giving this consent, I do

Stanley Black & Decker, Inc.

May 17, 2017

not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. I also hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company’s Current Report on Form 8-K being filed the date hereof and incorporated by reference into the Registration Statement. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Donald J. Riccitelli
Donald J. Riccitelli
Corporate Counsel & Assistant Secretary
Stanley Black & Decker, Inc.